UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 11, 2015

Centaurus Diamond Technologies, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-53286	71-1050559
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1000 W. Bonanza, Las Vegas, Nevada 89106
(Address of Principal Executive Offices)

(702) 382-3385

Registrant's telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Changes in Registrant's Certifying Accountant.

(a) Previous Independent Registered Public Accounting Firm

On June 11, 2015, Li and Company, PC ("LICO"), resigned as the independent registered public accounting firm of Centaurus Diamond Technologies, Inc. (the "Company").

LICO's report on the financial statements for the fiscal year ended March 31, 2014 and 2013, contained no adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principle, other than an explanatory paragraph as to a going concern.

During the fiscal the fiscal year ended March 31, 2014 and 2013, and in the subsequent interim period through June 11, 2015, the date of resignation of LICO, (a) there were no disagreements with LICO on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of LICO, would have caused them to make reference to the subject matter of the disagreements in its reports on the financial statements for such year and (b) there were no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K.

We have provided a copy of the above disclosures to LICO on July 24, 2015 and requested LICO to provide it with a letter addressed to the U.S. Securities and Exchange Commission stating whether or not LICO agrees with the above disclosures. A copy of LICO's response letter is attached hereto as Exhibit 16.1.

(b) New Independent Registered Public Accounting Firm

On June 15, 2015, our board of directors approved the engagement of Anton & Chia, LLP ("Anton"), as the Company's new independent registered public accounting firm.

During the fiscal years ended March 31, 2014 and 2013, and the subsequent interim period prior to the engagement of Anton, the Company has not consulted Anton regarding (i) the application of accounting principles to any specified transaction, either completed or proposed; (ii) the type of audit opinion that might be rendered on the Company's financial statements, and either a written report was provided to the registrant or oral advice was provided that the new accountant concluded was an important factor considered by the registrant in reaching a decision as to the accounting, auditing or financial reporting issue; or (iii) any matter that was either the subject of a disagreement (as defined in Item 304(o)(1)(iv)) or a reportable event (as defined in Item 304(a)(1)(v)).

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

16.1	Letter from Li and Company, PC.

2

SIGNATURES

In accordance with Section 13 or 15(d) of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Centaurus Diamond Technologies, Inc.

Date: July 27, 2015	By:	/s/ Alvin Snaper
Alvin Snaper
Chief Executive Officer